As filed with the Securities and Exchange Commission on August 31, 1999
                                                      Registration  No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         FURR'S/BISHOP'S, INCORPORATED
            (Exact name of registrant as specified in its charter)

              Delaware                                 75-2350724
     (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)               Identification Number)

                     3001 E. President George Bush Highway
                                   Suite 200
                           Richardson, TX 75082-2800

                                (972) 808-2923
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         FURR'S/BISHOP'S, INCORPORATED
                            1995 STOCK OPTION PLAN

                                Phillip Ratner
                     President and Chief Executive Officer
                         FURR'S/BISHOP'S, INCORPORATED
                     3001 E. President George Bush Highway
                                   Suite 200
                           Richardson, TX 75082-2800
                                (972) 808-2923
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:
                             Michael W. Tankersley
                         BRACEWELL & PATTERSON, L.L.P.
                                 Lincoln Plaza
                        500 N. Akard Street, Suite 4000
                           Dallas, Texas 75201-3387
                                (214) 758-1000

                        CALCULATION OF REGISTRATION FEE
===============================================================================
Title of                            Proposed       Proposed
Securities                           Maximum        Maximum        Amount of
  to be           Amount to be    Offering Price   Aggregate     Registration
Registered       registered(1)(2)  Per Share (3) Offering Price       Fee
-------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share          1,200,000 (1)     $0.75 (2)     $900,000 (2)       $250
-------------------------------------------------------------------------------
Interests in
the Plan               (3)             (3)             (3)             (3)
===============================================================================
(1) Pursuant to Rule 416, includes any additional shares issuable pursuant to the antidilution provisions of the plan.
(2) Estimated, pursuant to Rule 457(h), soley for the purpose of calculating the registration fee based on the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on August 26, 1999, which was $0.75 for a total maximum offering price for such 1,200,000 shares of $900,000.
(3) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the Plan, such interests constituting separate securities required to be registered under the Securities Act of 1933, as amended, and not requiring a separate registration fee.

                            REGISTRATION STATEMENT
                                      ON
                                   FORM S-8

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        Incorporated by reference in this Registration Statement are the following documents filed by Furr's/Bishop's, Incorporated ("Registrant") with the Securities and Exchange Commission (the "Commission"):

        (a) Registrant's Registration Statement on Form S-1 (File No. 333-4576), filed pursuant to the Securities Act of 1933, as amended.

        (b) Registrant's (i) annual report on Form 10-K for the period ended December 29, 1998, (ii) quarterly report on Form 10-Q for the period ended March 30, 1999 and (iii) quarterly report on Form 10-Q for the period ended June 29, 1999, each filed pursuant to
             Section 13(a) of the Securities Exchange Act of 1934, as amended.

        (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on November 28, 1995 as amended by Form 8A/A filed December 5, 1995.

        All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable

Item 5. Interests of Named Experts and Counsel.

Not applicable

Item 6. Indemnification of Directors and Officers.

        Registrant is a Delaware corporation. Section 102(b)(7) of the General Corporation Law of Delaware enables a Delaware corporation to provide in its certificate of incorporation, and Registrant has so provided in its

Amended and Restated Certificate of Incorporation ("Certificate of Incorporation"), for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that a director's liability is not eliminated or limited: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve an intentional misconduct or a knowing violation of law; (3) under Section 174 of the General Corporation Law of Delaware (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.


        Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        The By-laws of Registrant provide that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director or officer of Registrant or is or was serving at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No expenses will be paid in advance except, as authorized by the Board of Directors, to a director or office for expenses incurred while acting in his or her capacity as a director or officer, who has delivered an undertaking to the corporation to repay all amounts advanced if it should be later determined that such director or officer was not entitled to indemnification. The By-laws further provide that the above rights of indemnification are not exclusive of any other rights of indemnification that a director or officer may be entitled to from any other source.

        Each current director has entered into an Indemnification Agreement by and between Registrant and such director pursuant to which Registrant will indemnify such director and hold such director harmless from any and all losses, expenses and fines to the fullest extent authorized, permitted or not prohibited (i) by the Delaware General Corporation Law or any other applicable law (including judicial, regulatory or administrative interpretations or readings thereof), the Certificate of Incorporation or By-laws as in effect on the date of execution of the agreement or other statutory provision authorizing such indemnification that is adopted after January 2, 1996. In the event that after the date of the agreements Registrant provides any greater right of indemnification, in any respect, to any other person serving as an officer or director of Registrant, then such greater right of indemnification shall inure to the benefit of the respective director and shall be deemed to be incorporated in the relevant agreement as a basis for indemnity, at each director's election, together with the indemnity expressly set forth therein.

        Registrant has purchased a directors and officers insurance policy under which each director and certain officers of Registrant are insured against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

  Exhibit
  Number                      Description

    4.1 1995 Stock Option Plan of Furr's/Bishop's, Incorporated (incorporated by reference from Annex B of the Prospectus included in Registrant's Registration Statement on Form S-4, File No. 33-92236)

    4.2 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Exhibit 3.1 of Registrant's Registration Statement on Form S-4, File No. 33-38978)

    4.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Annex D of the Prospectus included in Registrant's Registration Statement on Form S-4, File No. 33-92236)

    4.4 Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Registrant's Form 10-K for the fiscal year ended January 2,
          1996)

    4.5 By-laws of Registrant (incorporated by reference from Exhibit 3.2 of Registrant's Registration Statement on Form S-4, File No. 33-38978)

    5.1   Opinion of Bracewell & Patterson, L.L.P

   23.1   Consent of KPMG LLP

   23.3   Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1)

   24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

     A. Undertaking to Update

        The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule

            424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

        Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Undertaking With Respect to Documents Incorporated by Reference

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Undertaking With Respect to Indemnification

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           [SIGNATURE PAGE FOLLOWS]

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richardson, Texas on this 27 day of August, 1999.

                                        FURR'S/BISHOP'S, INCORPORATED

                                        By: /s/ Phillip Ratner
                                           --------------------------------
                                            Phillip Ratner
                                            President and
                                            Chief Executive Officer


                               POWER OF ATTORNEY


        We, the undersigned directors and officers of Furr's/Bishop's, Inc., constitute and appoint Phillip Ratner or Paul G. Hargett, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto, including post-effective amendments; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 27, 1999.


                 SIGNATURE                       TITLE

/s/ Suzanne Hopgood                       Director, Chairman of the Board
-----------------------------------
Suzanne Hopgood

/s/ Jacob C. Baum                         Director
-----------------------------------
Jacob C. Baum

/s/ Ben Evans                             Director
-----------------------------------
Ben Evans

/s/ Margaret Bertelsen Hampton            Director
-----------------------------------
Margaret Bertelsen Hampton

/s/ Paul G. Hargett                       Chief Financial Officer
-----------------------------------
Paul G. Hargett

/s/ Damien W. Kovary                      Director
-----------------------------------
Damien W. Kovary

/s/ William J. Nightingale                Director
-----------------------------------
William J. Nightingale

/s/ Gilbert C. Osnos                      Director
-----------------------------------
Gilbert C. Osnos

/s/ Max Pine                              Director
-----------------------------------
Max Pine

/s/ Barry W. Ridings                      Director
-----------------------------------
Barry W. Ridings

                                 EXHIBIT INDEX

                                                                  Sequentially
Exhibit                                                             Numbered
Number                  Description                                   Page

  4.1  1995 Stock Option Plan of Furr's/Bishop's, Incorporated
       (incorporated by reference from Annex B of the Prospectus included in Registrant's Registration Statement on Form
       S-4, File No. 33-92236)

  4.2  Amended and Restated Certificate of Incorporation of
       Registrant (incorporated by reference from Exhibit 3.1 of Registrant's Registration Statement on Form S-4,
       File No. 33-38978).

  4.3  Certificate of Amendment to the Amended and Restated
       Certificate of Incorporation of Registrant (incorporated by reference from Annex D of the Prospectus included in Registrant's Registration Statement on Form S-4,
       File No. 33-92236)

  4.4  Second Certificate of Amendment to the Amended and
       Restated Certificate of Incorporation of Registrant
       (incorporated by reference from Registrant's Form 10-K for the fiscal year ended January 2, 1996)

  4.5 By-laws of Registrant (incorporated by reference from Exhibit 3.2 of Registrant's Registration Statement on
       Form S-4, File No. 33-38978)

  5.1  Opinion of Bracewell & Patterson, L.L.P                          9

 23.1  Consent of KPMG LLP                                             10

 23.3  Consent of Bracewell & Patterson, L.L.P. (included in            9
       Exhibit 5.1)

 24.1  Power of Attorney (included on the signature page of
       this Registration Statement)                                     7

EXHIBIT 5.1

                   OPINION OF BRACEWELL & PATTERSON, L.L.P.

August 31, 1999


Furr's/Bishop's, Incorporated
3001 E. President George Bush Highway
Suite 200
Richardson, TX 75082-2800

Ladies and Gentlemen:

We have acted as counsel to Furr's/Bishop's, Incorporated, a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to an additional 1,200,000 shares (the "Shares") of Common Stock, par value $0.01 per share, upon the exercise of rights granted to certain eligible employees of the Company under the 1995 Stock Option Plan of Furr's/Bishop's, Incorporated (the "Plan"). The Company now is filing a Registration Statement on Form S-8 relating to the Shares (the "Registration Statement").

We have examined originals or copies of (i) the Restated Articles of Incorporation of the Company, as amended, (ii) the Amended and Restated Bylaws of the Company, (iii) the Plan, (iv) certain resolutions of the Board of Directors of the Company and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing and subject to the limitations and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized and when issued and paid for in accordance with the terms of the Plan, for a consideration at least equal to the par value thereof, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware, and we render no opinion with respect to the law of any other jurisdiction. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                           Very truly yours,

                                           /s/ Bracewell & Patterson, L.L.P.
                                           -----------------------------------
                                           Bracewell & Patterson, L.L.P.

                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



We consent to the use of our report incorporated herein by reference.


                                                        /s/ KPMG LLP


Dallas, Texas
August 27, 1999